UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2008

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

7915 Jones Branch Drive, McLean, Virginia	22102
(Former Address of principal executive offices since last report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

On June 1, 2008, the Company terminated its Deed of Lease (the “Prior Lease”) with West*Group Properties, LLC, dated June 22, 1998, under which the Company had leased approximately 131,000 square feet at 7915 Jones Branch Drive, McLean, Virginia 22102, which had served as the Company’s principal executive offices.  The annual base rental payments under the lease were approximately $3.0 million, and the lease was scheduled to expire January 31, 2009.  There were no early termination penalties incurred by the Company.  A copy of the lease was filed as Exhibit 10.13 to a Form 8-K dated January 16, 2007.

On February 11, 2008, the Company executed a new Lease, also with West*Group Properties, LLC, at 7925 Jones Branch Drive, McLean, Virginia (the “New Lease”), with the intent of relocating its principal executive offices.  The details of this new lease and a copy thereof were filed as a part of a Form 8-K dated February 11, 2008.  On June 1, 2008, the Company officially relocated, in effect terminating the Prior Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       June 5, 2008

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer